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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-6 (Registration Statement No. 33-82570) of (i) our reports dated April 8, 2003 relating to the financial statements of the Subaccounts of MONY America Variable Account L - Strategist, MONYEquity Master, MONY Custom Equity Master, MONY Custom Estate Master, Corporate Sponsored Variable Universal Life, MONY Variable Universal Life and MONY Survivorship Variable Universal Life, (ii) our reports dated April 8, 2003 and April 12, 2002 relating to the combined financial statements of MONY America Variable Account L, (iii) our reports dated April 12, 2002 and February 12, 2001 relating to the financial statements of the Subaccounts of MONY America Variable Account L - Strategist, MONYEquity Master, MONY Custom Equity Master, MONY Custom Estate Master and Corporate Sponsored Variable Universal Life, and (iv) our report dated February 6, 2003 relating to the financial statements of MONY Life Insurance Company of America, each of which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 29, 2003